UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	36-3972986 (I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CMP	New York Stock Exchange

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 9, 2019, Compass Minerals International, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as described below.
Proposal 1 — The individuals listed below were elected by the Company’s stockholders to serve as directors of the Company, each for a term of three years.

	For	Against	Abstain	Broker Non-Votes
Eric Ford	25,504,965	870,668	36,032	5,436,316
Joseph E. Reece	26,179,122	184,579	47,964	5,436,316
Paul S. Williams	25,479,525	895,180	36,960	5,436,316
Proposal 2 — The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement filed with the Securities Exchange Commission on March 26, 2019.

For	Against	Abstain	Broker Non-Votes
24,903,333	1,393,964	114,368	5,436,316
Proposal 3 — The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019.

For	Against	Abstain	Broker Non-Votes
31,482,117	298,055	67,809	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.
Date: May 13, 2019	By:	/s/ James D. Standen
Name: James D. Standen
Title: Chief Financial Officer